UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2011

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montreal, Quebec, Canada		H3B 5H2
(Address of principal executive offices)		(Zip Code)

(514) 875-2160

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 14, 2011, AbitibiBowater Inc. (the “Company”) entered into employment agreements with Messrs. Alain Grandmont and Yves Laflamme, each a named executive officer of the Company, whom we refer to as the “executive” and “executives”, as applicable. What follows is a summary of the material terms of the agreements, qualified in its entirety by reference to the actual agreements attached to this current report as exhibits 10.1 and 10.2 and incorporated herein by reference.

Annual compensation. The annual base salary for Messrs. Grandmont and Laflamme will be $361,000 and $340,000, respectively, effective as of January 17, 2011. Each executive will be eligible to participate in the Company’s 2011 Short-Term Incentive Plan pursuant to which he will be eligible to receive a discretionary incentive award ranging between 50% and 150% of his annual base salary, based on performance targets established by the board of directors. In 2011, the target level for each executive will be 100% of his annual base salary. Each executive will also be eligible to participate in the Company’s 2010 Long-Term Incentive Plan pursuant to which he will be eligible to receive grants as determined from time to time by and in the discretion of the board of directors. In 2011, the target level for each executive will be 125% of his annual base salary.

Pension. Each executive will maintain his participation in the Company’s defined contributions pension program pursuant to which the Company will contribute 20.5% of his aggregate compensation (defined as the sum of his annual base salary and incentive awards paid under an annual incentive plan) for his 5% contribution. Provided he waives all his supplemental executive retirement plan, or “SERP”, claims in the Company’s recently-completed creditor protection proceedings, each executive’s SERP benefits accrued up to the date of emergence will be reinstated and fully recognized under the Company’s new defined benefit SERP.

Severance. Each executive will be covered by the Company’s severance policy for the chief executive officer and his direct reports, pursuant to which he will be eligible to receive a lump sum payment equal to six weeks of eligible pay for each year of continuous service with the Company, with a minimum of 52 weeks and a maximum of 104 weeks, in the event of involuntary termination other than for cause or in the event the executive voluntarily terminates his employment with the Company for good reason within 12 months after a change in control.

Miscellaneous. Each executive will receive a perquisite allowance of $12,000 per year. The location of employment is Montreal, Quebec, Canada.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	Employment Agreement between Alain Grandmont and AbitibiBowater Inc., dated February 14, 2011

10.2	Employment Agreement between Yves Laflamme and AbitibiBowater Inc., dated February 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ABITIBIBOWATER INC.

By:	/s/ Jacques P. Vachon

Name:	Jacques P. Vachon
Title:	Senior Vice President and Chief Legal Officer

Dated: February 18, 2011

INDEX OF EXHIBITS

Exhibit No.	Description

10.1	Employment Agreement between Alain Grandmont and AbitibiBowater Inc., dated February 14, 2011

10.2	Employment Agreement between Yves Laflamme and AbitibiBowater Inc., dated February 14, 2011